Exhibit 10.6

Base Salaries for Named Executive Officers

As of January 1, 2012 the following are the base salaries (on an annual basis) of the named executive officers (as defined in Item 402(a)(3) of Regulation S-K) of Access National Corporation:

Michael W. Clarke	$350,000
President and Chief Executive Officer

Dean Hackemer	$328,000
President, and Mortgage Division.

Robert C. Shoemaker	$280,000
Executive Vice President and Chief Lending Officer

Charles Wimer	$218,000
Executive Vice President and Chief Financial Officer